                                 AMENDMENT NO. 2
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT

        This Amendment dated as of July 18, 2005, amends the Master Investment Advisory Agreement (the "Agreement"), dated November 25, 2003, between AIM Stock Funds, a Delaware statutory trust, and A I M Advisors, Inc., a Delaware corporation.

                              W I T N E S S E T H:

        WHEREAS, the parties desire to amend the Agreement to delete AIM Mid Cap Stock Fund from the Agreement;

        NOW, THEREFORE, the parties agree as follows;

        1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES

Name of Fund                               Effective Date of Advisory Agreement
------------                               ------------------------------------
AIM Dynamics Fund                                    November 25, 2003

AIM Small Company Growth Fund                        November 25, 2003

AIM S&P 500 Index Fund                               November 25, 2003

                                   APPENDIX B
                           COMPENSATION TO THE ADVISOR

        The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

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                                AIM Dynamics Fund

Net Assets                                                        Annual Rate
----------                                                        -----------
First $350 million.......................................................0.60%
Next $350 million........................................................0.55%
Next $1.3 billion........................................................0.50%
Next $2 billion..........................................................0.45%
Next $2 billion..........................................................0.40%
Next $2 billion.........................................................0.375%
Over $8 billion..........................................................0.35%

                             AIM S&P 500 Index Fund

Net Assets                                                        Annual Rate
----------                                                        -----------
All Assets...............................................................0.25%

                          AIM Small Company Growth Fund

Net Assets                                                        Annual Rate
----------                                                        -----------
First $350 million.......................................................0.75%
Next $350 million........................................................0.65%
Next $1.3 billion........................................................0.55%
Next $2 billion..........................................................0.45%
Next $2 billion..........................................................0.40%
Next $2 billion.........................................................0.375%
Over $8 billion..........................................................0.35%"

2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

                                        2

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        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

                                           AIM STOCK FUNDS

Attest:   /s/ John H. Lively               By:   /s/ Robert H. Graham
        --------------------------------       ---------------------------------
          Assistant Secretary                    Robert H. Graham
                                                 President

(SEAL)

                                           A I M ADVISORS, INC.

Attest:   /s/ John H. Lively               By:   /s/ Mark H. Williamson
        --------------------------------       ---------------------------------
          Assistant Secretary                    Mark H. Williamson
                                                 President

(SEAL)

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